                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 20 to Registration  Statement No. 33-79482 on Form N-1A of American  Century
Strategic  Asset  Allocations,  Inc. of our  reports  dated  January  14,  2004, appearing  in the  Annual  Report  of  Strategic  Allocation:  Aggressive  Fund,
Strategic Allocation:  Conservative Fund, Strategic  Allocation:  Moderate Fund,
and EmVee  Fund for the year  ended  November  30,  2003,  in the  Statement  of
Additional  Information,  which is part of this Registration  Statement. We also consent to the reference to us under the captions "Other Service  Providers" and
"Financial  Statements" in such Statement of Additional  Information  and to the reference to us under the caption  "Financial  Highlights" in the  Prospectuses, which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
September 23, 2004